Tech Center Three

Allen, Texas

OFFICE LEASE AGREEMENT

between

GreenTech One, L.P.

(Landlord)

and

Virtual Surveillance, LLC

(Tenant)

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Exhibit “A” Floor Plan of Premises

Exhibit “B” Building Rules and Regulations

Exhibit “C” Leasehold Improvements Agreement

Exhibit “D” Parking Agreement

Exhibit “E” Additional Provisions

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OFFICE LEASE AGREEMENT

THIS LEASE AGREEMENT (the “Lease”) is made and entered into as of this the 7th day of May, 2019, between GreenTech One, L.P., a Texas limited partnership (“Landlord”), and Virtual Surveillance, LLC (“Tenant”).

W I T N E S S E T H:

1.       Building. “Building” shall mean the building, along with its exterior land and parking areas and drives, located at 714 South Greenville Avenue, City of Allen, County of Collin, State of Texas, 75013 and containing 27,644 square feet of Net Rentable Area (hereinafter defined).

2.       Premises. “Premises” shall mean those certain premises located on the east end of the first floor of the Building and being conclusively deemed to contain 7,873 square feet of Net Rentable Area, as reflected on the floor plan of the Premises attached hereto and made a part hereof as Exhibit A. All measurements are made in accordance with the “Standard Method for Measuring Floor Area in Office Buildings” as published by Building Owners and Managers Association International (“BOMA”). Tenant’s pro-rata share of the Building is twenty-eight and forty-eight hundredths percent (28.48%). Landlord and Tenant agree that final calculation of Net Rentable Area will occur after completion of plans for Tenant Improvements

3.       Lease Grant. Subject to the terms of this Lease, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises.

4.       Term. Subject to and upon the terms and conditions set forth herein, or in any exhibit, addendum, or rider attached hereto, this Lease shall continue in force for a term of one hundred twenty four (124) months commencing on the later of the 1st day of August, 2019 (the “Commencement Date”), or Substantial Completion of the Leasehold Improvements (Exhibit “C”), and terminating on the last day of the Scheduled Term adjusted as further defined below (the “Termination Date”). Delays caused by the Tenant shall not extend the Commencement Date. If for any reason the Premises are not ready for occupancy by Tenant on the Commencement Date, Landlord shall not be liable or responsible for any claims, damages, or liabilities in connection therewith or by reason thereof, and the term of this Lease and the obligations of Tenant shall nonetheless commence and continue in full force and effect; provided, however, if the Premises are not ready for occupancy due to omission, delay, or default on the part of Landlord or anyone acting under or for Landlord, the term of this Lease shall not commence until the Premises are ready for occupancy by Tenant. In such event, rental under this Lease shall not commence until the Premises are ready for occupancy, whereupon the stated term of this Lease shall commence, and the Termination Date shall be extended by the same amount of time. Delays caused by the Tenant shall not extend the Commencement Date. Such postponement of rent and of the Commencement Date of this Lease shall constitute full settlement of all claims that Tenant might otherwise have against Landlord by reason of the Premises not being ready for occupancy by Tenant on the date of the commencement of the term hereof. Landlord will coordinate with Tenant to allow installation of cabling and any such equipment as allowed by the City of Allen during the construction period and prior to the Commencement Date. Should the term of this Lease thus commence on a date other than that specified above, Landlord will send Tenant a written statement of such adjusted Commencement Date and Termination Date, and Tenant will, if Landlord requests, confirm such adjusted dates in writing. The Premises shall be deemed to be ready for occupancy on the first to occur of (i) the date that a certificate of occupancy from the local governmental authorities has been issued, which certificate shall be binding and conclusive upon Tenant, or (ii) upon the date on which Tenant begins occupancy of the Premises, whichever is earlier. Landlord shall coordinate construction of Leasehold Improvements as further defined in Exhibit “C” to allow tenant cabling and equipment installation (as allowed by the City) prior to the Commencement Date.

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5.       Use. The Premises are to be used and occupied by Tenant solely for office and warehouse purposes and for no other purpose or use without the prior written consent of Landlord. Tenant shall not use or permit the use of the Premises for any purpose which is illegal, dangerous to persons or property or which, in the Landlord’s opinion, unreasonably disturbs any other tenants of the Building or interferes with the operation of the Building.

6.       Base Rental. Tenant hereby agrees to pay to Landlord, without any setoff or deduction whatsoever, a base annual rental (“Base Rental”) initially in the sum of Zero Dollars ($0.00) per month for months 1 through 4 of the Term, then in the sum of Nine Thousand One Hundred Eighty Five Dollars ($9,185.00) per month for months 5 through 16 of the Term, then in the sum of Nine Thousand Eight Hundred Forty One Dollars ($9,841.00) per month for months 17 through 28 of the Term, then in the sum of Ten Thousand Eight Hundred Twenty Five Dollars ($10,825.00) per month for months 29 through 52 of the Term, then in the sum of Eleven Thousand One Hundred Fifty Three Dollars ($11,153.00) per month for months 53 through 76 of the Term, then in the sum of Eleven Thousand Four Hundred Eighty One Dollars ($11,481.00) per month for months 77 through 100 of the Term and then in the sum of Eleven Thousand Eight Hundred Ten Dollars ($11,810.00) for the remainder of the Term. Tenant shall also pay, as additional rent, all other sums of money as shall become due from and payable by Tenant to Landlord under this Lease (Operating Expenses and all other sums of money due from and payable by Tenant to Landlord under this Lease are sometimes hereinafter collectively called “Rent”), for the nonpayment of which Landlord shall be entitled to exercise all rights and remedies as herein provided. The annual Base Rental, as adjusted from time to time pursuant to Paragraph 7 hereof, shall be due and payable in advance in twelve (12) equal installments on the first (1st) day of each calendar month during the term of this Lease and any extensions or renewals thereof, and Tenant hereby agrees to pay Base Rental as so adjusted to Landlord at Landlord’s address provided herein (or such other address as may be designated by Landlord in writing from time to time) monthly, in advance, and without demand. If the term of this Lease commences on a day other than the first (1st) day of a month, then the installment of Base Rental as adjusted pursuant hereto for such month shall be prorated, based on thirty (30) days per month, and the installment so prorated shall be paid in advance. If Tenant fails to pay any regular monthly installment of rent by the tenth (10th) day of the month in which the installment is due, or any other sum of money owed Landlord within ten (10) days after accrual thereof or billing therefore, there shall be added to such unpaid amount a late charge of twelve percent (12%) of the installment or amount due in order to compensate Landlord for the extra expenses incurred. Upon execution of this Lease, Tenant agrees to pay to Landlord an amount of Nine Thousand One Hundred Eighty-Five Dollars ($9,185.00) as advance rent to be applied to the Base Rental due with respect to the fifth month of the term of this Lease.

7.        Intentionally Deleted.

8.       Operating Expenses. Tenant shall pay to Landlord Tenant’s pro rata share of the Operating Expenses (hereinafter defined) during the Term. Prior to the initial occupancy and then prior to January 1 of each year during the Term, Landlord will provide a good faith estimate of the Operating Expenses for the Building for the forthcoming calendar year. On or before the first day of each month, Tenant shall pay to Landlord a monthly installment equal to one-twelfth of Tenant’s pro rata share of Landlord’s estimate of Operating Expenses. As soon as practical following the end of each calendar year, Landlord shall furnish Tenant with an itemized statement of the actual Operating Expenses for the prior calendar year. If the actual Operating Expenses were less than the estimated Operating Expenses, the Landlord shall refund any overpayment to Tenant within thirty (30) days of statement. If the actual Operating Expenses were more than the estimated Operating Expenses, the Tenant shall pay Landlord any underpayment within thirty (30) days of the statement.

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“Operating Expenses” consist of all operating expenses of the Building including, but not limited to the following:

(a)       Wages, salaries, normal employee benefits and taxes for all employees of Landlord and/or Landlord’s agents (whether paid directly by Landlord itself or reimbursed by Landlord to such other party) engaged in the operation, maintenance and management of the Building.

(b)       Costs and expense of all supplies and materials and equipment rented or used in the operation, maintenance or repair of the Building.

(c)       Cost and expense of all utilities (excluding electricity) for the Building including, but not limited to, the cost of water and sewage for the Building.

(d)       Cost and expense of rubbish and waste pickup and disposal of typical daily office refuse.

(e)       Cost and expense of compensation (wages, salaries, normal employee benefits and taxes) for all persons who perform landscaping, common area janitorial, ice and snow removal, pest control, maintenance, painting, window cleaning, security services and any other services relating to the operation, maintenance and repair of the Common Areas of the Building, including materials and supplies, or contracts with independent third parties to provide such service and/or supplies. “Common Area” is hereby defined as that part of the property intended for the collective use of all tenants and excludes all Premises of tenants.

(f)       Cost of all insurance premiums and deductibles paid including, but not limited to, the cost of fire and extended coverage insurance, rental loss or abatement insurance, casualty and liability insurance applicable to the Building and Landlord’s personal property used in connection therewith.

(g)       Costs and expense of all permits and license fees, including inspection fees, required with the ongoing operation and maintenance of the Building.

(h)       Costs and expenses of the Building’s portion of accounting and legal services directly attributed to the maintenance and operation of the Building.

(i)       Costs and expenses of property management fees, including any fees paid to Landlord or Landlord affiliates.

(j)       Costs, expenses and fees incurred in contesting any governmental enactments, which affect the operation and maintenance of the Building.

(k)       All taxes, assessments, and other governmental charges, whether federal, state, county or municipal (other than federal taxes on Landlord’s net income and Landlord’s franchise taxes), and whether they be by taxing districts or authorities presently taxing the Building or by others, subsequently created or otherwise and any other taxes and assessments attributable to the Building or its operation. It is agreed that Tenant will be responsible for ad valorem taxes on its personal property and on the value of leasehold improvements to the extent that the same exceed standard Building allowances.

(l)       Amortization of the cost of capital investment items, which are primarily for the purpose of reducing operating costs or which may be required by governmental authority.

(m)     Cost of an office in the Building maintained for management of the Building.

Tenant, at its expense shall have the right within six (6) months after the end of an applicable year, following prior written notice to Landlord, to audit Landlord’s books and records relating to Operating Expenses for this Lease for the immediately preceding calendar year. Landlord’s books and records will be made available in the Landlord’s office during normal business hours. In the event that Tenant retains an agent to perform such audit, such agent shall be a certified public accountant. Notwithstanding anything above, Tenant shall not be responsible for any annual increase in Controllable Operating Expenses (herein defined specifically to exclude property taxes, insurance and utilities) that exceeds 7.0% annually, calculated on a cumulative and compounding basis.

9.       Electricity. Tenant shall pay to Landlord Tenant’s Direct Sub-metered Electrical Costs and Tenant’s pro-rata Share of Common Area Electricity Costs (hereinafter defined) for each applicable calendar year or portion thereof during the Term. Direct Sub-metered Electrical Costs shall be computed based on the meter reading from the sub-meter (such sub-meter to be installed at Tenant’s cost as part of Tenant Improvements) for the specific Tenant Premises. Common Area Electricity Cost shall include charges paid by Landlord for electricity to the local utility company for the electrical service to the common area portions and equipment of the Building and any related charges paid by Landlord as a result of electrical deregulation. Prior to occupancy and prior to January 1 of each subsequent year during the Term thereafter, Landlord will provide a good faith estimate of the Common Area Electricity Cost for the Building for the forthcoming calendar year. On or before the first day of each month, Tenant shall pay to Landlord a monthly installment equal to one-twelfth of Tenant’s pro rata share of Landlord’s estimate of Common Area Electricity Costs and the Tenant’s Direct Sub-metered Electrical Costs. As soon as practical following the end of each calendar year, Landlord shall furnish Tenant with a statement of the actual Direct Sub-metered Electrical Costs and the Common Area Electricity Costs for the prior calendar year. If the actual total of the Direct Sub-metered Electrical Costs and the Common Area Electricity Costs was less than the estimated Electricity Cost, the Landlord shall refund any overpayment to Tenant within thirty (30) days of statement. If the actual Electricity Cost was more than the estimated Direct Sub-metered Electrical Costs and the Common Area Electricity Costs, the Tenant shall pay Landlord any underpayment within thirty (30) days of the statement. Tenant shall pay the cost of all electricity utility services, including but not limited to initial connection charges, all charges for electricity used on the Premises, and for replacing all electric lights, lamps and tubes within the Premises. Unless otherwise required by law, Landlord is the party entitled to designate electricity services providers to the Property and the Premises.

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10.       Security Deposit. Tenant shall deliver to Landlord upon execution of this Lease a Security Deposit in the amount of Eleven Thousand Eight Hundred Ten Dollars ($11,810.00) to be held by Landlord as security for the performance of Tenant’s obligations. The Security Deposit is not an advance payment of Rent or a measure of Tenant’s liability for damages. Landlord may use any or all of the Security Deposit to satisfy past due Rent or to cure any other default of the Tenant. Tenant shall on demand restore the Security Deposit to its original amount if Landlord uses any portion of the Security Deposit. Landlord shall return any un-used portion of the Security Deposit to Tenant within thirty (30) days after the later of the date Tenant surrenders possession of the Premises to Landlord in accordance with this Lease or the Termination Date.

11.       Completion of Leasehold Improvements. Landlord shall approve full definitive plans and specifications of all Leasehold Improvements (as defined in Exhibit “C” Leasehold Improvements Agreement) to be constructed or installed or other work to be performed in the Premises, including but not limited to, all architectural, electrical and mechanical plans, room finish schedules, millwork detail, and air conditioning layout drawings for all improvements to be installed with the Premises, all in accordance with the terms and provisions of the Leasehold Improvements Agreement in the form of Exhibit “C” attached hereto. The Leasehold Improvements Agreement sets forth certain dates by which plans and specifications for the Leasehold Improvements must be prepared, reviewed and approved, and further describes the circumstances, if applicable, under which the commencement date hereof may be delayed. Leasehold Improvements installed in, or attached or affixed to, the Premises shall be owned by Landlord.

12.       Acceptance of Premises and Building by Tenant. The taking of possession of the Premises by Tenant shall be conclusive evidence (a) that Tenant accepts the Premises as suitable for the purposes for which the same are leased, (b) that Tenant accepts the Building and each and every part and appurtenance thereof as being in a good and satisfactory condition, and (c) that Landlord has fully complied with Landlord’s obligations contained in this Lease with respect to the construction of the Building and the Leasehold Improvements to the Premises.

13.       Services to be Furnished by Landlord. During Tenant’s occupancy of the Premises, Landlord shall use all commercially reasonable efforts to furnish the following services:

(a)       Cold water at those points of supply provided for general use of other tenants in the Building.

(b)       Routine maintenance for all Common Areas of the Building in the manner and to the extent deemed by Landlord to be standard. Tenant shall be responsible for the proper care and maintenance of all improvements within the Premises, including all MEP systems solely serving the Premises.

(c)       Window washing as may from time to time be reasonably required.

(d)       Electrical facilities to furnish building standard power to Common Areas and lamp replacement in Common Areas.

Water, electrical, and sewer services included in the foregoing Building services will be provided through available public utilities. The failure by Landlord to any extent to furnish these services, any cessation, malfunction, fluctuation, variation, or interruption thereof, or any breakdown or malfunction of equipment in the Building resulting from causes beyond the reasonable control of Landlord shall not render Landlord liable in any respect for damages, direct or consequential, to either persons or property, nor be construed as an eviction of Tenant, nor work an abatement of rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement hereof. Should any of Tenant’s office equipment or machinery breakdown, be damaged, or for any cause cease to function properly as a result of the cessation, malfunction, fluctuation, variation, interruption, or breakdown of services or equipment in the Building, Tenant shall have no claim for rebate of rent or damages.

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14.       Keys and Locks. Landlord shall furnish Tenant five keys for each exterior door entering the Premises. Additional keys will be furnished at a charge by Landlord on receipt of an order signed by Tenant. All keys shall remain the property of Landlord. No additional locks shall be allowed on any door of the Premises without Landlord’s written permission, and Tenant shall not make or permit to be made any duplicate keys, except those furnished by Landlord. Upon termination of this Lease, Tenant shall surrender to Landlord all keys to the Premises. Landlord will allow Tenant to install an electronic access system on the Premises provide such system meets the requirements of the City of Allen and provisions are made to allow Landlord access into the Premises.

15.       Graphics. Landlord shall provide and install, at Tenant’s cost, chargeable against any available Tenant Allowance (as defined in Exhibit “C” Leasehold Improvements Agreement), tenant signage adjacent to the main entrance door in the Premises. All tenant signage shall be in the standard graphics for the Building, and no others shall be used or permitted on the Premises.

16.       Maintenance and Repairs by Landlord. Landlord shall maintain and repair the structural elements of the Building, at Landlord’s cost and the common portions of the mechanical, electrical, plumbing and life safety systems serving the Building, the Common Areas of the Building, the roof of the Building, and the exterior windows of the Building, such costs to be reimbursed as further defined in Paragraph 8.

17.       Repairs by Tenant. Tenant shall, at Tenant’s cost and expense, repair or replace any damage or injury done to the Building, or any part thereof, caused by Tenant or Tenant’s agents, employees, or visitors, and to restore the Building to the same or as good a condition as it was prior to such injury or damage. All repairs and replacements shall be effected in compliance with all building and fire codes and other applicable laws and regulations. If Tenant fails to make such repairs or replacements promptly, Landlord may, at its option, make the repairs or replacements, and Tenant shall pay the cost thereof to Landlord on demand.

18.       Care of Premises. Tenant shall, at its sole cost and expense, keep the Premises in reasonable good condition and repair. Tenant shall be responsible for care and maintenance of all improvements within and/or serving the Premises including, but not limited to the floor covering, interior partitions, doors and hardware, mechanical, plumbing, fire protection and electrical items. Tenant covenants and agrees with Landlord not to commit or allow any waste or damage to be committed on any portion of the Premises, and at the termination of this Lease, by lapse of time or otherwise, to deliver up the Premises to Landlord in as good a condition as at the date of the commencement of the term of this Lease, ordinary wear and tear excepted and deliver to Landlord all keys to the Premises. Provided that Tenant has performed all of its obligations hereunder, Tenant may remove all unattached trade fixtures, furniture and personal property placed in the Premises by Tenant. Any items not removed by the Tenant within seven days after the Expiration Date shall be disposed of by the Landlord without notice to Tenant or any other obligation to account for such items. Upon any termination of this Lease, Landlord shall have the right to reenter and resume possession of the Premises. The provisions of this Section 18 shall survive the end of the Term.

19.       Peaceful Enjoyment. Tenant shall, and may peacefully have, hold, and enjoy the Premises subject to the other terms hereof, provided that Tenant timely pays the rent and other sums herein required to be paid by Tenant and timely performs all of Tenant’s covenants and agreements herein contained. This covenant and any and all other covenants and agreements of Landlord contained in the Lease shall be binding upon Landlord and its successors only with respect to breaches occurring during its or their respective periods of ownership of Landlord’s interest hereunder.

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20.       Holding Over. In the event of the holding over by Tenant after expiration or other termination of this Lease without the prior written consent of Landlord, Tenant shall pay, in addition to the other Rent (other than Basic Rental), a daily Basic Rental equal to 125% of the daily Basic Rental payable during the last month of the Term., provided, however, that Landlord’s acceptance of any such payment shall not constitute nor imply any consent by Landlord to any such holding over by Tenant. No holding over by Tenant after the expiration of the term of this Lease shall be construed to extend the term of this Lease; and in the event of any unauthorized holding over, Tenant shall indemnify, defend and hold Landlord harmless from and against all claims for damages (and reimburse Landlord upon demand for any sums paid in settlement of any such claims) by any other Tenant or prospective Tenant to whom Landlord may have leased all or any part of the Premises effective before or after the expiration of the term of this Lease and by any broker claiming any commission or fee in respect of any such lease or offer to lease. Any holding over with the written consent of Landlord shall thereafter constitute this Lease, a lease from month to month under the terms and provisions of this Lease, to the extent applicable to a tenancy from month to month.

21.       Alterations, Additions, and Improvements. Tenant covenants and agrees with Landlord not to permit the Premises to be used for any purpose other than that stated in Paragraph 5 hereof or make or allow to be made any alterations or physical additions in or to the Premises, or place signs on the Premises which are visible from outside the Premises, without first obtaining the written consent, not to be unreasonably withheld, of Landlord in each such instance. Any and all such alterations, physical additions, or improvements, when made to the Premises by Tenant, shall at once become the property of Landlord and shall be surrendered to Landlord upon termination of this Lease by lapse of time or otherwise; provided, however, this clause shall not apply to trade fixtures, movable equipment, or furniture owned by Tenant, which, if Tenant is not in default, may be (or if requested by Landlord, shall be) removed by Tenant on termination of this Lease. Tenant agrees specifically that no food, soft drink, or other vending machine will be installed within the Premises.

22.       Legal Use and Violations of Insurance. Tenant covenants and agrees with Landlord not to occupy or use, or permit any portion of the Premises to be occupied or used, for any business or purpose that is unlawful, disreputable or extra-hazardous on account of fire, or permit anything to be done that could in any way increase the rate or result in the denial or reduction of fire, liability or any other insurance coverage on the Building and/or its contents.

23.       Laws and Regulations; Building Rules. Tenant covenants and agrees with Landlord to comply with all laws, ordinances, rules and regulations of any state, federal, municipal, or other government or governmental agency having jurisdiction of the Premises (including all accessibility standards) that relate to the use, condition or occupancy of the Premises. Tenant will comply with the rules of the Building adopted and altered by Landlord from time to time for the safety, care, and cleanliness of the Premises and Building and for the preservation of good order therein, all changes to which will be sent by Landlord to Tenant in writing and shall be thereafter carried out and observed by Tenant.

24.       Nuisance. Tenant covenants and agrees with Landlord to conduct its business and control its agents, employees, and visitors in such manner as not to create any nuisance, or interfere with, annoy, or disturb any other tenant or Landlord in its operation of the Building.

25.       Entry by Landlord. Tenant covenants and agrees with Landlord to permit Landlord or its agents or representatives to enter into and upon any part of the Premises with 24 hours prior notice (and in emergencies at all times) to inspect the same, or to show the Premises to prospective tenants, purchasers, mortgagees, or insurers, to clean or make repairs, alterations, or additions thereto, as Landlord may deem necessary or desirable. Tenant shall not be entitled to any abatement or reduction of rent by reason of such entry.

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26.       Assignment and Subletting.

(a)       Tenant shall not, without the prior written consent of Landlord, which shall not be unreasonably withheld (i) assign or in any manner transfer this Lease or any estate or interest therein, or (ii) permit any assignment of this Lease or any estate or interest therein by operation of law, or (iii) sublease the Premises or any part thereof, or (iv) grant any license, concession, or other right of occupancy of any portion of the Premises, or (v) permit the use of the Premises by any parties other than Tenant, its agents and employees. Consent by Landlord to one or more assignments shall not operate as a waiver of Landlord’s rights as to any subsequent assignments. Notwithstanding any assignment, Tenant and any guarantor of Tenant’s obligations under this Lease shall at all times remain fully responsible and liable for the payment of the rent herein specified and for compliance with all of Tenant’s other obligations under this Lease. If any event of default should occur while the Premises or any part thereof are then assigned, Landlord, in addition to any other remedies herein provided or provided by law, may at its option collect directly from such assignee all rents becoming due to Tenant under such assignment, and apply such rent against any sums due to Landlord by Tenant hereunder, and Tenant hereby authorizes and directs any such assignee to make such payments of rent direct to Landlord upon receipt of notice from Landlord. No direct collection by Landlord from any such assignee shall be construed to constitute a release of Tenant or any guarantor of Tenant from the further performance of its obligations hereunder. Any attempted assignment or sublease by Tenant in violation of the terms and covenants of this paragraph shall be void and constitute an event of default under this Lease.

(b)       If Tenant requests Landlord’s consent to an assignment of the Lease of all or a part of the Premises, Tenant shall submit to Landlord in writing, at least sixty (60) days in advance of the date on which Tenant desires to make such an assignment, notice of the name of the proposed assignee or subtenant and the proposed commencement date of such assignment, together with copies of all agreements entered into or contemplated to be entered into regarding such assignment, and such information as Landlord may request regarding the nature and character of the business of the proposed assignee. Landlord shall have the option (to be exercised within thirty (30) days from Landlord’s receipt of Tenant’s submission of written request), (i) to permit Tenant to assign such space to the proposed assignee (in which event Tenant shall deliver to Landlord legible, true, correct and complete copies of all agreements relating to such assignment); which such permission shall not be unreasonably withheld, if, however, the rental or other consideration payable in respect of assignment exceeds the rent payable hereunder by Tenant, then all such excess rent and other consideration shall be deemed additional rent owed by Tenant to Landlord, and shall be payable to Landlord by Tenant in the same manner and on the same terms as installments of Base Rental are payable by Tenant hereunder (or upon Tenant’s receipt thereof, whichever is earlier); or (ii) to refuse to consent to Tenant’s assignment of such space and to continue this Lease in full force and effect as to the entire Premises; or (iii) to cancel this Lease (or the applicable portion thereof) as of the commencement date stated in the above-mentioned notice from Tenant of its desire to enter into such assignment, in which event the term of this Lease, and the tenancy and occupancy of the Premises (or the applicable portion) by Tenant thereunder, shall cease, terminate, expire, and come to an end as if the cancellation date was the original termination date of this Lease. If Landlord should fail to notify Tenant in writing of such election within such thirty (30) day period, Landlord shall be deemed to have elected option (ii) above. If Landlord elects to exercise option (i) above, Tenant agrees to provide, at its expense and at a location approved by Landlord, direct access from such space to a public corridor of the Building. Notwithstanding Landlord’s consent in any instance to any assignment, no further or subsequent assignment shall be permitted unless Landlord consents in writing thereto.

27.       Transfers by Landlord. Landlord shall have the right to transfer and assign, in whole or in part, all its rights and obligations hereunder and in the Building and other property referred to herein, and in such event and upon such transfer (any such transferee to have the benefit of, and be subject to, the rights and obligations of Landlord hereunder), Landlord shall be released from any further obligations hereunder, and Tenant, agrees to look solely to such successor in interest of Landlord for the performance of such obligations.

28.       Subordination to Mortgage. This Lease is subject and subordinate to any mortgage or deed of trust that may now or hereafter encumber the Building, and to all renewals, modifications, consolidations, replacements, and extensions thereof. This clause shall be self- operative and no further instrument of subordination need be required by any mortgagee. In confirmation of such subordination, however, Tenant shall, at Landlord’s request, execute promptly any certificate or instrument evidencing such subordination that Landlord may request. Tenant hereby constitutes and appoints Landlord the Tenant’s attorney-in-fact to execute any such certificate or instrument for and on behalf of Tenant. In the event of the enforcement by the trustee or the beneficiary under any such mortgage or deed of trust of the remedies provided for by law or by such mortgage or deed of trust, Tenant will, upon request of any person or party succeeding to the interest of Landlord as a result of such enforcement, automatically become the Tenant of such successor in interest without change in the terms or other provisions of this Lease; provided, however, that such successor in interest shall not be bound by (a) any payment of rent or additional rent for more than one (1) month in advance, except advance rental payments expressly provided for in this Lease, or (b) any amendment or modification of this Lease made without the written consent of such trustee or such beneficiary or such successor in interest. Upon request by any mortgagee or such successor in interest, Tenant shall execute and deliver an instrument or instruments confirming the attornment provided for herein.

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29.        Mechanic’s Liens. Tenant will not permit any mechanic’s lien or liens to be placed upon the Premises or improvements thereon or the Building during the term hereof caused by or resulting from any work performed, materials furnished, or obligation incurred by or at the request of Tenant, and nothing contained in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any contractor, subcontractor, laborer, or materialman for the performance of any labor or the furnishing of any materials for any specific improvement, alteration, or repair of or to the Premises, or any party thereof, nor as giving Tenant any right, power, or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of any mechanic’s or other liens against the interest of Landlord in the Premises. In the case of the filing of any lien upon the interest of Landlord or Tenant in the Premises, Tenant shall cause the same to be discharged of record within ten (10) days after the filing of same. If Tenant shall fail to discharge such mechanic’s lien within such period, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same, either by paying the amount claimed to be due, or by procuring the discharge of such lien by deposit in court or bonding. Any amount paid by Landlord for any of the aforesaid purposes, or for the satisfaction of any other lien, not caused by Landlord, with interest thereon at the rate hereinafter provided from the date of payment, shall be paid by Tenant to Landlord on demand.

30.       Estoppel Certificate. Tenant will, at any time and from time to time, within ten (10) days from any written request by Landlord, execute, acknowledge, and deliver to Landlord a statement in writing executed by Tenant certifying to Landlord and/or any party designated by Landlord that Tenant is in possession of the Premises under the terms of this Lease, that this Lease is unmodified and in full effect (or, if there have been modifications, that this Lease is in full effect as modified, and setting forth such modifications), the dates to which the rent has been paid, that to the knowledge of Tenant no default exists hereunder or specifying each such default of which Tenant may have knowledge, and such other matters as may be reasonably requested by Landlord. Any such statement by Tenant may be relied upon by any prospective purchaser or mortgagee of the Building. Tenant’s failure to timely execute and deliver any such statement shall constitute an event of default hereunder.

31.       Events of Default.

(a)       The following events shall be deemed to be events of default by Tenant under this Lease:

(i)       Tenant shall fail or refuse to pay any installment of the rent hereby reserved or other sum of money payable hereunder or under any other agreement between Landlord and Tenant when due and such failure or refusal shall continue for five (5) days following receipt of written notice of such failure from the Landlord, such written notice shall only be required to be issued by the Landlord on one (1) occasion in any twelve month period after which no such written notice is required to be issued by Landlord.

(ii)       Tenant shall fail or refuse to comply with any term, provision, or covenant of this Lease, other than the payment of rent, or any term, provision, or covenant of any other agreement between Landlord and Tenant, and shall not cure such failure or refusal within twenty (20) days after written notice thereof from Landlord to Tenant.

(iii)       Tenant or any guarantor of Tenant’s obligations hereunder (hereinafter called “Guarantor”) shall become insolvent, make a transfer in fraud of creditors, make a general assignment for the benefit of creditors, or admit in writing its inability to pay its debts as they become due.

(iv)       Tenant or any Guarantor shall file a petition under any section or chapter of the Federal Bankruptcy Code, as amended from time to time, or under any similar law or statute or the United States or any State thereof, or an order for relief shall be entered against Tenant or any Guarantor in any bankruptcy or insolvency proceedings, or a petition or answer proposing the entry of an order for relief against Tenant or any Guarantor in a bankruptcy or its reorganization proceedings under any present or future federal or state bankruptcy or similar law shall be filed in any court and not discharged or denied within twenty (20) days after its filing.

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(v)       A receiver, trustee or custodian shall be appointed for all or substantially all of the assets of Tenant or any Guarantor or of the Premises or any of Tenant’s property located therein in any proceeding brought by Tenant or any Guarantor, or any such receiver, trustee or custodian shall be appointed in any proceeding brought against Tenant or any Guarantor and shall not be discharged within twenty (20) days after such appointment, or Tenant or such Guarantor shall consent to or acquiesce in such appointment.

(vi)       The leasehold hereunder shall be taken on execution or other process of law in any action against Tenant.

(vii)       Tenant shall cease to conduct its business in the Premises or shall vacate any substantial portion of the Premises, whether or not rent continues to be paid.

(viii) Tenant shall fail or refuse to move into or take possession of the Premises within fifteen (15) days after the date on which the term of this Lease commences under the terms of Paragraph 2 of this Lease.

(b)        If an event of default occurs, Landlord shall have the right at its election, then or at any time thereafter while such event of default continues, to pursue any one or more of the following remedies in addition to all other rights or remedies provided herein or at law or in equity:

(i)       Landlord may terminate this Lease and forthwith repossess the Premises by forcible entry and detainer suit or otherwise without liability for trespass or conversion and be entitled to recover forthwith as damages a sum of money equal to the total of (A) the cost of recovering the Premises; (B) the unpaid rent due and payable at the time of termination, plus interest thereon at the rate hereinafter specified from the due date, (C) the balance of the rent for the remainder of the term less the fair market value of the Premises for such period, and (D) any other sum of money and damages owed by Tenant to Landlord.

(ii)       Landlord may terminate Tenant’s right of possession and may repossess the premises by forcible entry or detainer suit or otherwise without liability for trespass or conversion, without demand or notice of any kind to Tenant and without terminating this Lease, in which event Landlord may, but shall be under no obligation to, relet the same for the account of Tenant for such rent and upon such terms as shall be satisfactory to Landlord. For the purpose of such reletting, Landlord is authorized to decorate or to make any repairs, changes, alterations, or additions in or to the Premises that may be necessary or convenient. If Landlord exercises the remedies provided in this subparagraph, Tenant shall pay to Landlord, and Landlord shall be entitled to recover from Tenant, an amount equal to the total of the following: (A) unpaid rent, plus interest at the rate hereinafter provided, owing under this Lease for all periods of time that the Premises are not relet; plus (B) the cost of recovering possession, and all of the costs and expenses of such decorations, repairs, changes, alterations, and additions, and the expense of such reletting and of the collection of the rent accruing therefrom to satisfy the rent provided for in this Lease to be paid; plus (C) any deficiency in the rentals and other sums actually received by Landlord from any such reletting from the rent and additional rent required to be paid under this Lease with respect to the periods the Premises are so relet, and Tenant shall satisfy and pay any such deficiency upon demand therefore from time to time. Tenant agrees that Landlord may file suit to recover any sums falling due under the terms of this subparagraph from time to time; and that no delivery or recovery of any portion due Landlord hereunder shall be a defense in any action to recover any amount not theretofore reduced to judgment in favor of Landlord, nor shall such reletting be construed as an election on the part of Landlord to terminate this Lease unless a written notice of such intention’ be given to Tenant by Landlord. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach.

(iii)       Offset against any rents, damages, or other sums of money owed by Tenant any security deposit and/or any advance rent applicable to any time period after the occurrence of the event of default and any sums, which would then, or thereafter otherwise be due from Landlord to Tenant.

(iv)       Landlord may, without notice, alter locks or other security devices at the Premises to deprive Tenant access thereto, and Landlord shall not be required to provide a new key or right of access to Tenant in accordance with Texas law.

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32.       Lien for Rent. In consideration of the mutual benefits arising under this Lease, Tenant hereby grants to Landlord a lien and security interest on all property of Tenant now or hereafter placed in or upon the Premises, and such property shall be and remain subject to such lien and security interest of Landlord for payment of all rent and other sums agreed to be paid by Tenant herein. The provisions of this paragraph relating to such lien and security interest shall constitute a security agreement under the Uniform Commercial Code so that Landlord shall have and may enforce a security interest on all property of Tenant now or hereafter placed in or on the Premises, including, but not limited to, all fixtures, machinery, equipment, furnishings, and other articles of personal property now or hereafter placed in or upon the Premises by Tenant. Tenant agrees to execute as debtor such financing statement or statements as Landlord may now or hereafter request in order that such security interest or interest may be perfected pursuant to the Uniform Commercial Code. Landlord may at its election at any time file a copy of this Lease as a financing statement. Landlord, as secured party, shall be entitled to all of the rights and remedies afforded a secured party under the Uniform Commercial Code in addition to and cumulative of the landlord’s liens and rights provided by law or by the other terms and provisions of this Lease.

33.       Attorneys’ Fees. In the event a party (the “Defaulting Party”) defaults in the performance of any terms, covenants, agreements or conditions contained in this Lease and the other party (the “Non-Defaulting Party”) places the enforcement of this Lease, or any part thereof, or the collection of any rent due or to become due hereunder, or recovery of the possession of the Premises in the hands of an attorney, or files suit upon the same, the Defaulting Party agrees to pay the Non-Defaulting Party’s reasonable attorneys’ fees. In addition, if either party (the “Asking Party”) requests any consent or other action on the part of the other party (the “Asked Party”), in connection with which the Asked Party deems it necessary for any documents to be prepared or reviewed by its counsel, the Asking Party shall pay all necessary, actual, and reasonable attorneys’ fees and expenses incurred by the Asked Party in such connection (not to exceed $1,000 in each instance).

34.       No Implied Waiver. The failure of Landlord to insist at any time upon the strict performance of any covenant or agreement or to exercise any option, right, power, or remedy contained in this Lease shall not be construed as a waiver or a relinquishment thereof for the future. The waiver of or redress for any violation of any term, covenant, agreement, or condition contained in this Lease shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. No express waiver shall affect any condition other than the one specified in such waiver and that one only for the time and in the manner specifically stated. A receipt by Landlord of any rent with knowledge of the breach of any covenant or agreement contained in this Lease shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of rent due under this Lease shall be deemed to be other than on account of the earliest rent due hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy in this Lease provided.

35.       Casualty Insurance. Landlord shall maintain fire and extended coverage insurance on the portion of the Building constructed by Landlord, including additions and improvements by Tenant. Such insurance shall be maintained with an insurance company authorized to do business in Texas, in amounts and with deductibles desired by Landlord at the expense of Landlord (as a part of the Basic Costs), and payments for losses thereunder shall be made solely to Landlord. Tenant shall maintain at its expense fire and extended coverage insurance on all of its personal property, including removable trade fixtures, located in the Premises and on all additions and improvements made by Tenant and not required to be insured by Landlord above. If the annual premiums to be paid by Landlord shall exceed the standard rates because Tenant’s operations, contents of the Premises, or improvements with respect to the Premises beyond Building standard result in extra-hazardous exposure, Tenant shall pay the excess amount of the premium upon request therefore by Landlord.

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36.       Liability Insurance. Tenant shall, at its expense, maintain a policy or policies of comprehensive general liability insurance, including coverages the same as or equivalent to those provided pursuant to the Texas Multi-Peril Broad Form Comprehensive General Liability Endorsement, with the premiums thereon fully paid on or before the due date, issued by and binding upon an insurance company with an A.M. Best Rating of at least B+ and acceptable to Landlord, such insurance to afford minimum protection in limits of not less than $1,000,000.00 Combined Single Limits of coverage for Personal Injury and Property Damage and $1,000,000.00 Annual Aggregate. At least fifteen (15) days prior to Tenant’s occupancy of the Leased Premises, Tenant shall deliver to Landlord a copy of all policy provisions intended to be included in the coverage to be provided by Tenant, and a valid certificate of insurance issued to Landlord, effective as of the dates applicable under the terms of this Lease, which said certificate of insurance shall include, without limitation: (A) provisions requiring notice by the insurer to Landlord at least thirty (30) days in advance of any contemplated, intended or effective cancellation, nonrenewal, or material change or modification, or coverage provisions or limits; and (B) a Waiver of Subrogation in favor of Landlord and agents, employees, servants, officers, directors, contractors, and subcontractors of Landlord, with respect to the insurance coverage and claims of Tenant.

37.       Indemnity. Landlord shall not be liable to Tenant, or to Tenant’s agents, servants, employees, customers, or invitees, for any damage to person or property caused by any act, omission, or neglect of Tenant, its agents, servants or employees, and Tenant agrees to indemnify and hold Landlord harmless from all liability and claims for any such damage.

38.       Waiver of Subrogation Rights. Anything in this Lease to the contrary notwithstanding, Landlord and Tenant each hereby waives any and all rights of recovery, claim, action, or cause of action, against the other, its agents, officers, or employees, for any loss or damage that may occur to the Premises, or any improvements thereto, or the Building of which the Premises are a part, or any reason of fire, the elements, or any other cause which could be insured against under the terms of standard fire and extended coverage insurance policies referred to in Paragraph 35 and 36 hereof or is otherwise insured against under an insurance policy maintained by the party suffering such loss or damage, regardless of cause or origin, including any negligence of the other party hereto and/or its agents, officers, or employees, and each party covenants that no insurer shall hold any right of subrogation against such other party. This waiver of subrogation provision shall be effective to the full extent, but only to the extent, that it does not impair the effectiveness of insurance policies of Landlord and Tenant.

39.       Casualty Damage. If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. In case the Building shall be so damaged by fire or other casualty that substantial alteration or reconstruction of the Building shall, in Landlord’s sole opinion, be required (whether or not the Premises shall have been damaged by such fire or other casualty), or in the event any mortgagee under a mortgage or deed of trust covering the Building should require that the insurance proceeds payable as a result of said fire or other casualty be used to retire the mortgage debt, Landlord may, at its option, terminate this Lease and the term and estate hereby granted by notifying Tenant in writing of such termination within sixty (60) days after the date of such damage, in which event the Base Rental hereunder shall be abated as of the date of such damage. If Landlord does not thus elect to terminate this Lease, Landlord shall within seventy-five (75) days after the date of such damage commence to repair and restore the Building and shall proceed with reasonable diligence to restore the Building (except that Landlord shall not be responsible for delays outside its control) to substantially the same condition in which it was immediately prior to the happening of the casualty, except that Landlord shall not be required to rebuild, repair, or replace any part of Tenant’s furniture or furnishings or fixture and equipment removable by Tenant under the provisions of this Lease, but such work shall not exceed the scope of the work done by Landlord in originally constructing the Building and installing Building standard items in the Premises, nor shall Landlord in any event be required to spend for such work an amount in excess of the insurance proceeds actually received by Landlord as a result of the fire or other casualty. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage. If the Premises or any other portion of the Building be damaged by fire or other casualty resulting from the fault or negligence of Tenant or any of Tenant’s agents, employees, or invitees, Tenant shall be liable to Landlord for the cost and expense of the repair and restoration of the Building caused thereby to the extent such cost and expense is not covered by insurance proceeds. Any insurance, which may be carried, by Landlord or Tenant against loss or damage to the Building or to the Premises shall be for the sole benefits of the party carrying such insurance and under its sole control.

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40.       Condemnation. If the Premises shall be taken or condemned for public purpose to such extent as to render the Premises untenantable, this Lease shall, at the option of either party, forthwith cease and terminate. All proceeds from any taking or condemnation of the Premises shall belong to and be paid to Landlord.

41.       Damages from Certain Causes. Landlord shall not be liable or responsible to Tenant for any loss or damage to any property or person occasioned by theft, fire, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition, or order of government body or authority, or for any damage or inconvenience which may arise through repair or alteration of, or failure to repair, any part of the Building or Premises necessitated by such causes. Tenant, to the fullest extent permitted under applicable law, hereby waives and agrees to forebear from asserting any claim or cause of action which may now exist or hereafter arise under the Deceptive Trade Practices-Consumer Protection Act or any successor statute.

42.       Notice and Cure. In the event of any act or omission by Landlord that would give Tenant the right to damages from Landlord or the right to terminate this Lease by reason of a constructive or actual eviction from all or part of the Premises or otherwise, Tenant shall not sue for such damages or exercise any such right to terminate until it shall have given written notice of such act or omission to Landlord and to the holder(s) of the indebtedness or other obligations secured by any mortgage or deed of trust affecting the Premises, and a reasonable period of time for remedying such act or omission shall have elapsed following the giving of such notice, during which time Landlord and such holder(s), or either of them, their agents or employees, shall be entitled to enter upon the Premises and do therein whatever may be necessary to remedy such act or omission. During the period after the giving of such notice and during the remedying of such act or omission, the Base Rental payable by Tenant for such period as provided in this Lease shall be abated and apportioned only to the extent that any part of the Premises shall be untenantable.

43.       Personal Liability. The liability of Landlord, any agent of Landlord, or any of their employees to Tenant for or in respect of any default by Landlord under the terms of this Lease or in respect of any other claim or cause of action shall be limited solely and exclusively to the interest of Landlord in the Building, and Tenant agrees to look solely and entirely to Landlords interest in the Building for the recovery and satisfaction of any judgment against Landlord, any agent of Landlord, or any of their employees, it being agreed that in no event shall Landlord, any agent of Landlord, or any of their employees be (i) liable for any lost profits or other consequential or special damages unless caused by the gross negligence or willful misconduct of Landlord or (ii) personally liable for the payment or satisfaction of any judgment or deficiency, and Tenant covenants to forbear from instituting, asserting, or prosecuting any claim or action or seeking any form of remedy or relief to the contrary.

44.       Notice. Any notice, communication, request, reply or advice (hereinafter severally and collectively called “notice”) provided for in this Lease or permitted to be given, made, or accepted by either party to the other must be in writing, and shall, unless otherwise expressly provided in this Lease, be given or be served by depositing the same in the United States mail, postpaid and certified and addressed to the party to be notified, with return receipt requested, or by delivering the same in person to an officer of such party, or by prepaid telegram, when appropriate, addressed to the party to be notified. Notice deposited in the mail in the manner hereinabove described shall be effective, unless otherwise stated in this Lease, from and after the expiration of three (3) days after it is so deposited. Notice given in any other manner shall be effective only if and when received by the party to which such notice was delivered. The addresses for the delivery of any notices hereunder shall, until changed as herein provided, be those specified on the last page of this Lease. The parties hereto and their respective heirs, successors, legal representatives, and assigns shall have the right from time to time and at any time to change their respective addresses and each shall have the right to specify as its address any other address by at least fifteen (15) days written notice to the other party delivered in compliance with this paragraph; provided, however, that no such notice shall be effective until received by the other party and provided, further, however, that during the term of this Lease any notice to Tenant shall be deemed duly given if delivered to Tenant at the Premises.

45.       Captions. The captions and headings appearing in this Lease are inserted and included solely for convenience and shall never be considered or given any effect in construing this Lease, or any provisions hereof, or in ascertaining intent, if any question of intent exists.

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46.       Entirety and Amendments. This Lease embodies the entire contract between the parties hereto, relative to the subject matter hereof Except as otherwise herein provided, no variations, modifications, changes, or amendments herein or hereof shall be binding upon any party hereto unless in writing, executed by a duly authorized officer or agent of the particular party. Landlord and Tenant have negotiated the provisions of this Lease and, notwithstanding any rule or principle of law or equity to the contrary, no provision of the Lease shall be construed in favor of or against either party by virtue of the authorship or purported authorship thereof.

47.       Severability. If any term or provision of this Lease, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

48.       Binding Effect. All covenants and obligations contained within this Lease shall bind, extend, and inure to the benefit of Landlord, its successors and assigns, and shall be binding upon Tenant, its permitted successors and assign.

49.       Number and Gender of Words. All personal pronouns used in this Lease shall include the other gender, whether used in the masculine, feminine, or neuter gender, and the singular shall include the plural whenever and as often as may be appropriate.

50.       Recordation. Tenant agrees not to record this Lease, but each party hereto agrees, on request of the other, to execute a short form lease in form recordable and complying with applicable Texas laws. In no event shall such document set forth the rental or other charges payable by Tenant under this Lease; and any such document shall expressly state that it is executed pursuant to the provision contained in this Lease and is not intended to vary the terms and conditions of this Lease.

51.       Governing Law. This Lease and the rights and obligations of the parties hereto shall be interpreted, construed, and enforced in accordance with the laws of the State of Texas.

52.       Interest Rate. All past-due rents or other sums payable by Tenant hereunder, and any sums advanced by Landlord for Tenant’s account pursuant to applicable provisions hereof, shall bear interest from the date due or advanced until paid at the rate of twelve percent (12%) per annum.

53.       Force Majeure. Whenever a period of time is herein prescribed for the taking of any action by Landlord, Landlord shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions, or any act, omission, delay, or neglect of Tenant or any of Tenant’s employees or agents, or any other cause whatsoever beyond the control of Landlord. Whenever a period of time is herein prescribed for the taking of any action by Tenant, Tenant shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions, or any act, omission, delay, or neglect of Landlord or any of Landlord’s employees or agents, or any other cause whatsoever beyond the control of Tenant.

54.       Rules and Regulations. Tenant covenants and agrees that it will comply with the Rules and Regulations of Landlord in the form of Exhibit “B” attached hereto (same being expressly made a part hereof) as well as all changes therein and additions thereto that may at any time or from time to time be adopted by Landlord for the operation and protection of the Building and the protection and welfare of its tenants and invitees. Landlord expressly reserves and retains the right at any time and from time to time to make such reasonable changes in and additions to such Rules and Regulations, provided, however, that same shall not become effective and a part of this Lease until a copy thereof shall have been delivered to Tenant.

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55.       Reserved Rights. Without limiting in any way Landlord’s right to promulgate rules and regulations, Landlord shall have the following rights, exercisable without notice and without liability to Tenant for damage or injury to property, persons or business and without effecting an eviction, constructive or actual, or disturbance of Tenant’s use or possession or giving rise to any claim for setoff or abatement of rent:

(a)       To change the Building’s and/or the Building’s name.

(b)       To retain at all times, and to use in appropriate instances, keys to all doors within and to the Premises. No locks shall be changed or added without prior written consent of Landlord.

(c)       To decorate and to make repairs, alterations, additions, changes or improvements, whether structural or otherwise, in and about the Building, or any part thereof, and for such purposes to enter upon the Premises and, during the continuance of any such work, to temporarily close doors, entryways, public space and corridors in the Building, to interrupt or temporarily suspend Building services and facilities and to change the arrangement and location of entrances or passageways, doors and doorways, corridors, elevators, stairs, toilets or other public parts of the Building, all without abatement of rent or affecting any of Tenant’s obligations hereunder, so long as the Premises are reasonably accessible.

(d)       To have and retain a paramount title to the Premises free and clear of any act of Tenant purporting to burden or encumber them.

(e)       To grant to anyone the exclusive right to conduct any business or render any service in or to the Building, provided such exclusive right shall not operate to exclude Tenant from the use expressly permitted herein.

(f)       To take all such reasonable measures as Landlord may deem advisable for the security of the Building and its occupants, including without limitation, the closing of the Building after normal business hours and on Saturdays, Sundays and holidays; subject, however, to Tenant’s right to admittance when the Building is closed after normal business hours under such reasonable regulations as Landlord may prescribe from time to time which may include, by way of example but not of limitation, that persons entering or leaving the Building, whether or not during normal business hours, identify themselves to a security officer by registration or otherwise and that such persons establish their right to enter or leave the Building.

56.       Approval by Landlord’s Mortagees. Landlord’s execution and delivery of this Lease are expressly subject to and conditioned upon approval of all of the provisions of this Lease by any lenders furnishing financing in respect of the Building.

57.       Brokers. Tenant represents and warrants that it has not entered into any agreement with, or otherwise had any dealings with, any broker or agent in connection with the negotiation or execution of this Lease which could form the basis of any claim by such broker for a brokerage fee or commission, other than with Jason Dodson of Cushman & Wakefield U.S., Inc., and Tenant hereby agrees to indemnity and hold harmless Landlord from all costs (including but not limited to court costs and reasonable attorney’s fees), expenses or liabilities from commissions or other corporations claimed by another broker or agent with respect to this Lease which arise out of any agreement or dealings, or alleged agreement or dealings between the indemnifying party and any such agent or broker. This provision shall survive the expiration or termination of this Lease.

58.       Substitute Space. Landlord reserves the right at any time prior to tender of possession of the Premises to Tenant or during the term of this Lease after the commencement date and upon sixty (60) days’ prior notice (“Substitution Notice”) to substitute comparable space (“Substitute Space”) elsewhere within the Building for the Premises. If Landlord relocates Tenant to any Substitute Space other than an end cap, Tenant shall have the option to terminate the Lease. Additionally, Landlord shall reimburse Tenant for all reasonable, out of pocket expenses, costs for moving and installing Tenant’s furniture, equipment and supplies from the Premises to the relocation space, for installation of wiring and cabling in the relocation space, and for reprinting Tenant’s stationery of the same quality, design and quantity as Tenant’s stationery supply on hand immediately before Landlord’s notice to Tenant of the exercise of this relocation right.

59.       Time of Essence. Time is of the essence of this Lease and each and every provision of this Lease.

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60.       Best Efforts. Whenever in this Lease there is imposed upon Landlord the obligation to use Landlord’s best efforts or reasonable efforts or diligence, Landlord will be required to exert such efforts or diligence only to the extent the same are economically feasible and will not impose upon Landlord extraordinary financial or other burdens.

61.       No Reservation. Submission by Landlord of this instrument to Tenant for examination or signature does not constitute a reservation of or option for lease. This Lease will be effective as a lease or otherwise only upon execution and delivery by both Landlord and Tenant.

62.       Consents. If Tenant requests Landlord’s consent under any provision of this Lease and Landlord fails or refuses to give such consent in breach hereof, Tenant’s sole remedy will be an action for specific performance or injunction.

63.       Legal Authority. In the event Tenant is a corporation (including any form of professional association), then each individual executing or attesting this Lease on behalf of such corporation covenants, warrants and represents that he is duly authorized to execute or attest and deliver this Lease on behalf of such corporation. In the event Tenant is a partnership (general or limited), then each individual executing this Lease on behalf of the partnership hereby covenants, warrants and represents that he is duly authorized to execute and deliver this Lease on behalf of the partnership in accordance with the partnership agreement, or an amendment thereto, now in effect.

64.       Exhibits, Riders and Addenda. Exhibits A,B,C,D and any other exhibits, riders and addenda attached hereto are incorporated herein and made a part of this Lease for all purposes.

65.       Waiver of Right to Protest Appraised Value. TENANT HEREBY VAIVES ALL RIGHTS TO PROTEST THE APPRAISED VALUE OF THE PROPERTY OR TO APPEAL THE SAME AND ALL RIGHTS TO RECEIVE NOTICES OF REAPPRAISALS AS SET FORTH IN SECTIONS 41.413 AND 42.015 OF THE TEXAS TAXCODE.

66.       Waiver of Texas Deceptive Trade Practices Act. TENANT HEREBY WAIVES ALL ITS RIGHTS UNDER THE TEXAS DECEPTIVE TRADE PRACTICES - CONSUMER PROTECTION ACT, SECTION 17A1 ET.SEQ. OF THE TEXAS BUSINESS AND COMMERCE CODE (THE ‘DTPA’), A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH AN ATTORNEY OF TENANT’S OWN SELECTION, TENANT VOLUNTARILY CONSENTS TO THIS WAIVER. Accordingly, Tenant’s rights and remedies with respect to the transactions contemplated under this Lease, and with respect to all acts or practices of Landlord, past, present or future, in connection with such transactions, shall be governed by legal principles other than the DTPA. The foregoing waiver by Tenant shall also be binding on any permitted assignee or successor of Tenant under this Lease. The provisions of this Section shall survive any termination of this Lease.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease in multiple original counterparts as of the date and year first above written.

LANDLORD:

GreenTech One L.P.

By: JaRyCo GreenTech One LLC, its general partner

By:
Name:	Bruce R. Heller
Title:	Managing Member
Date:
Address:	780 North Watters Road
Suite 120
Allen, TX 75013

TENANT:

Virtual Surveillance, LLC

By:	/s/ Roger H. Ralston Sr.
Name:	Roger H. Ralston Sr.
Title:	President / CEO
Date:	May 20, 2019

Address after occupancy:	714 S. Greenville Avenue
Suite 190
Allen, TX 75002

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EXHIBIT “A”

FLOOR PLAN OF PREMISES

TECH CENTER THREE	Facilities for Virtual Surveillance
714 S. Greenville Avenue	7873 RSF/USF
Allen, TX 75002	Scale: 3/32”= 1’-0”
5/14/19

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EXHIBIT “B”

BUILDING RULES AND REGULATIONS

1.       All contractor’s, contractor’s representatives and installation technicians performing work in the Building shall be subject to Landlord’s prior approval and shall be required to comply with Landlord’s rules, regulations, policies and procedures for such work, which may be revised from time to time. Any damage caused to the Building during such work shall be repaired at the cost of the Tenant.

2.       Movement in or out of the Building of furniture or office equipment or the dispatch or receipt by Tenant of any merchandise or materials shall be restricted to hours designed by Landlord. Tenant shall assume all risk as to damage to articles moved and injury to persons or public property, and personnel of Landlord if damaged or injured as a result of acts in connection with such service performed for Tenant.

3.       Unless otherwise expressly agreed in writing by Landlord, (i) no signs will be allowed in any form on the exterior of the Building or the interior or exterior of windows, (ii) no signs except in uniform location and uniform style fixed by Landlord will be permitted at entrances to Tenant’s space, and (iii) the construction and/or installation of all authorized signs will be contracted for by Landlord for Tenant’s cost at the rate fixed by Landlord from time to time and Tenant will be billed and pay for such service promptly on receipt thereof.

4.       No portion of Tenant’s Premises or any other part of the Building shall at any time be used or occupied as sleeping or lodging quarters.

5.       Tenant shall not place, install or operate on the Premises or in any part of the Building, any engine, stove, or machinery, or conduct mechanical operations or cook thereon or therein, or place or use in or about the Premises any explosives, gasoline, kerosene, oil, acids, caustics, or any other inflammable, explosive, or hazardous material without written consent of Landlord.

6.       Landlord shall not be responsible for lost or stolen personal property, equipment, money or jewelry from Tenant’s area regardless of whether such loss occurs when such area is locked against entry or not.

7.       Landlord will not permit entrance to Tenant’s offices by use of pass keys controlled by Landlord to any person at any time without the prior written permission of Tenant except only employees, contractors, or service personnel directly supervised by Landlord.

8.       None of the Exterior Areas of the Building (defined as the parking, loading, drive lanes or landscape areas) shall be blocked or obstructed, nor shall any rubbish, litter, trash, or material of any nature be placed, emptied or thrown into these areas, nor shall such areas be used at any time for any exterior storage of goods or materials.

9.       Tenant shall not do, or permit anything to be done in or about the Building, or bring or keep anything therein that will in any way increase the rate of fire or other insurance on the Building, or on property kept therein, or obstruct or interfere with the rights of, or otherwise injure or annoy, other tenants, or do anything contrary to or in conflict with valid laws, rules or regulations of any municipal or governmental authority or fire, safety or building authority or regulation.

10.       Landlord shall have the right to approve the weight, size and location of heavy equipment or any equipment requiring additional electrical load than normal office equipment in and about the Premises.

11.       Tenant entrance doors and loading area doors (both man doors and vehicle doors), when not in use, shall remain closed. No performance of services shall be allowed in the Exterior Areas of the Building.

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12.       No animals, except service animals, shall be brought into the Building.

13.       Tenant shall not permit any type of vending machine in the Premises except for machines for the exclusive use of Tenant’s employees.

14.       Tenant shall not canvass, solicit or peddle in or about the Building.

15.       Building is designated as a non-smoking facility. Tenant nor its agents, employees, contractors, guests or invitees shall not smoke or permit smoking in the Building except in areas outside the Building specifically designated by Landlord where smoking is permitted.

16.       The term “holiday” shall include all days on which national banks in the municipality in which the building is located are closed to the general public. This shall include but not be limited to New Years Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

17.       Common truck height loading dock area (“Loading Dock”) has been provided for the joint use of all tenants. Use of Loading Dock shall be done in a safe manner and in accordance with all procedures outlined by Landlord. Gates shall remain locked at all times when Loading Dock is not in use and shall be re-locked after each use. No materials or equipment will be allowed to remain in the Loading Dock area except when the actual loading and unloading of vehicles is underway. Any and all packing materials, pallets and other materials shall be immediately removed from the Loading Dock and properly disposed of. Vehicle parking at Loading Dock is permitted only during loading and unloading activities. No storage of materials or vehicles is allowed at the Loading Dock.

18.       Landlord reserves the right to rescind any of these rules and make such other and further rules and regulations as in Landlord’s judgment shall from time to time be needful for the operation thereof, the preservation of good order therein, and the protection and comfort of its tenants, their agents, employees and invitees, which rules when made and notice thereof given to a tenant shall be binding upon Tenant in the manner as if originally prescribed.

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EXHIBIT “C”

LEASEHOLD IMPROVEMENTS AGREEMENT

It is agreed that Landlord will complete construction of the initial Premises in accordance with the following terms and provisions:

1.       A. No later than June 1, 2019, Tenant shall submit to Landlord Tenant’s proposed complete, architectural, electrical and mechanical plans and specifications (the “Plans”) for the construction of tenant improvements to the Premises. Landlord shall make available to Tenant the services of its Architect to assist Tenant in the preparation of the Plans, which shall be subject to Landlord’s final approval. The cost of preparing the Plans shall be applied against the Allowance (as hereinafter defined).

B. Within five (5) business days following the date of Landlord’s receipt of the Plans, Landlord will advise Tenant of Landlord’s approval or disapproval of the Plans. If Landlord disapproves any aspect of the Plans, Landlord shall so notify Tenant and specify the reasons for such disapproval. Landlord may also specify how any such disapproved item may be made reasonably acceptable to Landlord, and Tenant shall, within five (5) business days thereafter, deliver to Landlord revised Plans incorporating the revisions required by Landlord.

2.       Following the approval in writing by Landlord and Tenant of the Plans, Landlord shall construct the tenant improvements contemplated hereby (collectively, the “Leasehold Improvements”), in accordance with the Plans. The cost of the Improvements for the purpose of billing shall equal the cost to Landlord of designing and constructing such Improvements.

3.       Construction of the following improvements (collectively, the “Base Building Improvements”) to the Premises shall be at Landlord’s sole cost and expense:

(a)       Main electrical switchgear installed on the floor of the Premises for connection of sub-metered Tenant electrical feed;

(b)       Building Standard sprinkler heads in a placement and quantity as required for base building final inspection;

(c)       Building Standard fire alarm system installed as required for base building final inspection with connection points available on floor of Premises for connection of Tenant devices if required by City of Allen;

(d)       Underground sanitary sewer line in leaveout areas, overhead water service line.

All costs and expenses incurred in the design and construction of the Improvements over and above the cost of the Shell Improvements shall be borne by Tenant (and are hereinafter referred to as “Tenant’s Costs”); provided, however, that Tenant shall receive a tenant improvement allowance (the “Allowance”) of up to $45.00 per square foot of Net Rentable Area contained in the initial Premises, to be credited against the billing costs of constructing all Leasehold Improvements (other than Shell Improvements and which may include such items as cabling, signage, FF&E installation or any other Leasehold Improvement items) in the Premises. Any excess (“Excess”) of Tenant’s Costs over the Allowance shall be payable as follows:

(a)       Tenant shall pay, within ten (10) days from delivery of Landlord’s itemized invoice to Tenant therefore, to Landlord prior to the commencement of construction of the Improvements, an amount equal to fifty percent (50%) of such Excess (as then estimated by Landlord);

(b)       After substantial completion of the Improvements, but prior to occupancy of the Premises by Tenant, Tenant shall pay to Landlord, within ten (10) days from delivery of Landlord’s itemized invoice to Tenant therefore, an amount equal to ninety five percent (95%) of the Excess as then estimated by Landlord, less payments received by Landlord according to (a) above;

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(c)       As soon as the final accounting can be prepared and submitted to Tenant, Tenant shall pay to Landlord, within ten (10) days from delivery of Landlord’s itemized invoice to Tenant therefore, the entire unpaid balance of the actual Excess based on the final costs to Landlord as described in Paragraph 2 hereof.

The amounts payable hereunder shall constitute rent due pursuant to this Lease at the times specified herein and failure to make any such payments when due shall constitute an event of default under this Lease, entitling Landlord to all of its remedies hereunder as well as all remedies otherwise available to Landlord.

4.       If Tenant requests any changes in the Plans and Specifications, Tenant shall present Landlord with revised drawings and specifications for Landlord’s approval, which approval will not be unreasonably withheld. If Landlord approves such changes, Landlord shall incorporate such changes in the Improvements following Landlord’s receipt of a change order therefore executed by Tenant. Landlord, however, may require, prior to proceeding with any changes, additional cash advances against the Excess in the event Landlord determines that Tenant’s proposed changes will increase the amount of the Excess.

5.       Should Landlord be delayed in substantially completing the work to be performed hereunder as a result of (i) Tenant’s failure to submit the Plans to Landlord as provided in Paragraph 1 hereof or (ii) Tenant’s requests for changes in the Plans which delay said work or (iii) the performance of any work contemplated herein by a contractor or agent employed by Tenant (any such contractor or agent being subject to the prior written approval of Landlord) or (iv) any other delay caused by Tenant, its agents or employees, then Tenant’s obligation to pay rent under the Lease shall nevertheless commence on the date specified in Paragraph 4 of this Lease and the commencement date under this Lease shall not be delayed, unless such delays for which Tenant is responsible are in addition to delays for which Landlord is responsible, in which case the Commencement Date under this Lease shall be extended for the period of delays for which Landlord was responsible.

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EXHIBIT “D”

PARKING AGREEMENT

1.       Non-reserved surface parking will be available for all employees and visitors at a ratio of one space per 375 square feet of Net Rentable Area.

2.       All motor vehicles (including all contents thereof) shall be parked in the Spaces at the sole risk of Tenant, its employees, agents, invitees and licensees, it being expressly agreed and understood that Landlord has no duty to insure any of said motor vehicles (including the contents thereof), and that Landlord is not responsible for the protection and security of such vehicles from theft and/or malicious mischief or any other cause of damage, injury or harm. Landlord shall have no liability whatsoever for any property damage and/or personal injury which might occur as a result of or in connection with the parking of said motor vehicles in any of the Spaces (unless arising out of Landlord’s gross negligence), and Tenant hereby agrees to indemnify, defend, and hold Landlord harmless from and against any and all costs, claims, expenses, and/or causes of action attributable to the negligence, acts or omissions of any party whom Tenant permits to use any of the Spaces.

3.       In its use of the Spaces, Tenant and any party whom Tenant permits to use any of the Spaces shall follow all of the rules of the Building applicable thereto, as the same may be reasonably amended from time to time, and any failure to do so shall constitute an event of default hereunder.

4.       To ensure that only those parties leasing spaces are utilizing such parking spaces, Tenant shall provide Landlord with a complete list of the names of all of Tenant’s employees, which list shall contain the corresponding license plate numbers of those automobiles owned, leased or used by each of said employees. Such list shall be updated by Tenant periodically, as necessary, and shall contain a specific designation as to which automobiles are entitled to use the Spaces. If an automobile not designated on the above list as being entitled to use one of the Spaces is found parked in any of the Spaces, Landlord shall be entitled and is hereby authorized to have said vehicles towed away, at Tenant’s sole risk and expense. Tenant hereby agrees to pay any such amount and Tenant’s failure to do so within ten (10) days from Landlord’s demand therefore shall additionally be deemed an event of default under this Lease, entitling Landlord to all of its rights and remedies hereunder.

5.       Landlord reserves the right to designate general areas of parking for each Tenant based on such Tenant’s occupant and parking load for the project.

6.       Service vehicles may be parked on site overnight upon written approval of Landlord. All vehicles parked overnight on site shall be parked in such areas so as to not be visible from any public right of way or street.

7.       Landlord may, at Landlord’s sole discretion, provide for reserved spaces and/or covered reserved spaces in the future and reserves the right to modify this Exhibit D as required to allow such uses.

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EXHIBIT “E”

ADDITIONAL PROVISIONS

1.       Tenant shall have the one time Right of First Refusal on any space adjacent to the Premises in the Building that become vacant after occupancy by Tenant per this Lease. Upon Landlord’s agreement to lease space to another tenant, Landlord shall present such Right of First Refusal to Tenant at the same terms as proposed to the other tenant. Tenant shall notify Landlord within ten (10) days of its intention to exercise the First Right of Refusal. In the event that Tenant does not exercise or does not respond in the ten (10) day period, Landlord shall be allowed to proceed with the other tenant.

2.       Landlord provides a Renewal Option to Tenant for two (2) five (5) year periods at Fair Market Value provided Tenant notifies Landlord of its intention to renew in writing no later than nine (9) months prior to the Termination Date.

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